As filed with the Securities and Exchange Commission on February 22, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Regions Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	63-0589368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Regions Financing Trust IV

Regions Financing Trust V

Regions Financing Trust VI

(Exact name of registrant as specified in its charter)

Delaware	63-6233949
Delaware	20-8891236
Delaware	20-8891309
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1900 Fifth Avenue North

Birmingham, Alabama 35203

(800) 734-4667

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Fournier J. Gale, III

Senior Executive Vice President, General Counsel and

Corporate Secretary

Regions Financial Corporation

1900 Fifth Avenue North

Birmingham, Alabama 35203

(800) 734-4667

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies of communications to:

Catherine M. Clarkin

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior debt securities	(2)	(2)	(2)	(2)
Subordinated debt securities
Junior subordinated debt securities
Preferred stock, par value $1 per share
Depositary shares (3)
Common stock, par value $.01 per share
Warrants
Stock purchase contracts
Units (4)
Regions Financial Corporation guarantees of trust preferred securities of Regions Financing Trust IV, Regions Financing Trust V and Regions Financing Trust VI (5)
Regions Financing Trust IV trust preferred securities
Regions Financing Trust V trust preferred securities
Regions Financing Trust VI trust preferred securities

(1)	The securities of each class may be offered and sold by the Registrants and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrants, or from one or more underwriters, dealers or agents.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.
(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(4)	Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.
(5)	Includes the obligations of Regions Financial Corporation under a declaration of trust, a trust preferred securities guarantee issued with respect to trust preferred securities issued by a trust, the junior subordinated debt securities purchased by a trust, and the junior subordinated indenture, including Regions Financial Corporation’s agreement to pay all trust obligations other than the common securities and trust preferred securities of the trusts. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is due for guarantees.

PROSPECTUS

REGIONS FINANCIAL CORPORATION

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Units

Guarantees

Regions Financing Trust IV

Regions Financing Trust V

Regions Financing Trust VI

Trust Preferred Securities

The securities listed above may be offered by us, or any of Regions Financing Trust IV, Regions Financing Trust V and Regions Financing Trust VI, as applicable, and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. Our common stock and depositary shares representing a 1/40th interest in a share of our 6.375% Non-Cumulative Perpetual Preferred Stock, Series A, are listed on The New York Stock Exchange and trade under the ticker symbols “RF” and “RFPrA,” respectively.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or unsecured obligations, or the equity securities of Regions Financing Trust IV, Regions Financing Trust V or Regions Financing Trust VI, and are not savings accounts, deposits or other obligations of any bank or savings association and will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Investing in the securities involves certain risks. See “Risk Factors” beginning on page 3 of this prospectus and contained in our annual report on Form 10-K for the year ended December  31, 2012, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any securities issued by us or by any of the Trusts.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Prospectus dated February 22, 2013

Unless the context requires otherwise, references to (1) “we,” “us,” “our,” “Regions” or similar terms are to Regions Financial Corporation and its subsidiaries, and (2) the “trusts” are to Regions Financing Trust IV, Regions Financing Trust V and Regions Financing Trust VI, Delaware statutory trusts and the issuers of the trust preferred securities.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time any combination of senior debt securities, subordinated debt securities, junior subordinated debt securities, preferred stock, depositary shares, common stock, warrants, stock purchase contracts, units and guarantees of trust preferred securities issued by any of the trusts in one or more offerings up to an indeterminate total dollar amount. The debt securities, preferred stock, warrants, stock purchase contracts and units may be convertible into or exercisable or exchangeable for common or preferred stock or other securities issued by us or debt or equity securities issued by one or more other entities. The trusts may offer and sell, in one or more offerings, trust preferred securities representing undivided beneficial interests in the trusts, which may be guaranteed by Regions, to the public, and common securities representing undivided beneficial interest in the trusts to us.

Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-5060.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is

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considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any additional documents we file with the SEC in the future under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until our offering is completed (other than information in such additional documents that are deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, not to have been filed):

•	Annual Report on Form 10-K for the year ended December 31, 2012;

•	Current Report on Form 8-K filed on February 21, 2013;

•	Schedule 14A filed March 27, 2012, as supplemented by the filing of additional materials on March 27, 2012; and

•

The description of our common stock contained in our current report on Form 8-K filed on July 1, 2004 with the SEC, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Regions Financial Corporation

Investor Relations

1900 Fifth Avenue North,

Birmingham, Alabama 35203

(205) 326-5807

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

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THE COMPANY

Regions Financial Corporation is a Delaware corporation and financial holding company headquartered in Birmingham, Alabama, which operates in the South, Midwest and Texas. Regions provides traditional commercial, retail and mortgage banking services, as well as other financial services in the fields of asset management, wealth management, securities brokerage, insurance and other specialty financing. Additional information about us and our subsidiaries is included in the documents incorporated by reference in this prospectus under the heading “Where You Can Find More Information.”

Regions is a separate and distinct legal entity from our banking and other subsidiaries. A significant source of funds to pay dividends on our common and preferred stock and service our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

Our principal executive offices are located at 1900 Fifth Avenue North, Birmingham, Alabama 35203, and our telephone number at that address is (800) 734-4667.

RISK FACTORS

Investing in securities issued by us or any of the Trusts involves certain risks. Before you invest in any securities issued by us or any of the Trusts, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1A under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

CONSOLIDATED EARNINGS RATIOS

Our consolidated ratio of earnings to fixed charges (from continuing operations) and earnings to fixed charges and preferred stock dividends for each of the five fiscal years ended December 31, 2012, 2011, 2010, 2009 and 2008 are as follows:

	Twelve Months Ended December 31,
	2012		2011		2010		2009		2008
Ratio of Earnings to Fixed Charges
Excluding interest on deposits	5.45	x	1.38	x	(0.53	)x	(0.66	)x	(4.99	)x
Including interest on deposits	3.53	x	1.18	x	0.35	x	0.38	x	(1.21	)x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Excluding interest on deposits	4.05	x	0.92	x	(0.38	)x	(0.50	)x	(4.86	)x
Including interest on deposits	2.95	x	0.95	x	0.30	x	0.34	x	(1.20	)x

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes set forth in the applicable prospectus supplement, which may include general corporate purposes.

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VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities may be passed upon for us by Carl L. Gorday, our Assistant General Counsel, or such other legal officer as we may designate from time to time, and Sullivan & Cromwell LLP, New York, New York. Mr. Gorday beneficially owns shares of our common stock and options to acquire additional shares of our common stock, and Sullivan & Cromwell LLP regularly performs legal services for us. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon for the trusts and us by Richards, Layton & Finger, P.A. Certain legal matters will be passed upon for any underwriters by the counsel to such underwriters specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Regions Financial Corporation appearing in Regions Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2012, and the effectiveness of Regions Financial Corporation’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Regions Financial Corporation.

Amount to be paid
SEC registration fee	$ (1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing fees	(2)
Trustee and depositary fees and expenses	(2)
Blue sky fees and expenses	(2)
Rating agency fees	(2)
Listing fees and expenses	(2)
Miscellaneous	(2)
Total	$(2)

(1)	To be determined. The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	These fees are calculated based on the numbers of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article 10 of Regions’ Amended and Restated Certificate of Incorporation and Article V Section 11 of Regions’ Bylaws provide for indemnification of each officer, director, employee and agent of Regions to the fullest extent permitted by the DGCL.

Additionally, Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article 10 of Regions’ Amended and Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of its directors and officers, as well as other employees and individuals against any liability asserted against or incurred by such person in connection with or arising out of such person’s capacity with the corporation, regardless whether the corporation could permissibly indemnify any such person against such liability. Article V Section 11 of Regions’ Bylaws permits Regions to provide liability insurance for its directors and officers providing for coverage against loss from claims made against directors and officers in their capacity as such, including in certain instances when Regions could not itself indemnify the directors and officers. Regions has purchased this insurance for its directors and officers.

Under the respective trust agreements of Regions Financing Trust II and Regions Financing Trust III and under the form of trust agreements of Regions Financing Trust IV, Regions Financing Trust V and Regions Financing Trust VI to be entered upon issuance of trust preferred securities by any such trust, Regions will indemnify the trustees of the respective issuer trust, and will hold the trustees harmless against, any loss, damage, liability, penalty, expense or claim of any kind or nature whatsoever incurred by reason of or in connection with the creation, existence, operation or termination of such issuer trust or any act or omission performed or omitted by the trustees in good faith on behalf of such issuer trust, except that the trustees will not be indemnified with respect to any loss, damage or claim incurred by reason of negligence or willful misconduct.

Item 16.  Exhibits

Exhibit No.	Description of Exhibit

1.1	Form of underwriting agreement for senior debt securities.*

1.2	Form of underwriting agreement for subordinated debt securities.*

1.3	Form of underwriting agreement for preferred stock.*

1.4	Form of underwriting agreement for depositary shares.*

1.5	Form of underwriting agreement for common stock.*

1.6	Form of underwriting agreement for stock purchase contracts.*

1.7	Form of underwriting agreement for units.*

1.8	Form of underwriting agreement for warrants.*

1.9	Form of underwriting agreement for trust preferred securities of the trusts.*

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 6, 2012).

4.2	Certificate of Designations of 6.375% Non-Cumulative Perpetual Preferred Stock, Series A (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 8-A filed on November 1, 2012).

4.3	Restated By-laws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed on May 14, 2010).

4.4	Indenture for senior debt securities, dated August 8, 2005 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 9, 2005).

4.5	Indenture for subordinated debt securities, dated May 15, 2002 (incorporated by reference to Exhibit 4.7 to the Annual Report on Form 10-K filed by our predecessor, Regions Financial Corporation (File No. 001-31307), on March 24, 2003).

4.6	Form of preferred stock designations.*

4.7	Form of deposit agreement.*

4.8	Form of depository receipt.*

4.9	Form of senior debt security.*

4.10	Form of subordinated debt security.*

4.11	Form of warrant agreement.*

4.12	Form of trust preferred security (included in Exhibit 4.23).

4.13	Form of stock purchase contract agreement, including the form of security certificate.*

4.14	Form of pledge agreement.*

4.15	Form of unit agreement, including the form of unit certificate.*

4.16	Certificate of Trust of Regions Financing Trust IV (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 filed by our predecessor, Regions Financial Corporation (File No. 333-74102), on November 28, 2001).

4.17	Certificate of Trust of Regions Financing Trust V (incorporated by reference to Exhibit 4.16 to the Registrant’s Registration Statement on Form S-3 filed on May 11, 2007).

4.18	Certificate of Trust of Regions Financing Trust VI (incorporated by reference to Exhibit 4.17 to the Registrant’s Registration Statement on Form S-3 filed on May 11, 2007).

4.19	Declaration of Trust of Regions Financing Trust IV (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-3 filed by our predecessor, Regions Financial Corporation (File No. 333-74102), on November 28, 2001).

4.20	Declaration of Trust of Regions Financing Trust V (incorporated by reference to Exhibit 4.21 to the Registrant’s Registration Statement on Form S-3 filed on May 11, 2007).

4.21	Declaration of Trust of Regions Financing Trust VI (incorporated by reference to Exhibit 4.22 to the Registrant’s Registration Statement on Form S-3 filed on May 11, 2007).

4.22	Amendment No. 1 to the Declaration of Trust of Regions Financing Trust IV (incorporated by reference to Exhibit 4.25 to the Registrant’s Registration Statement on Form S-3 filed on May 11, 2007).

4.23	Form of Amended and Restated Declaration of Trust for each of Regions Financing Trust IV, Regions Financing Trust V and Regions Financing Trust VI (incorporated by reference to Exhibit 4.27 to the Registrant’s Registration Statement on Form S-3 filed on May 11, 2007).

4.24	Form of Trust Preferred Securities Guarantee for each of Regions Financing Trust IV, Regions Financing Trust V and Regions Financing Trust VI (incorporated by reference to Exhibit 4.29 to the Registrant’s Registration Statement on Form S-3 filed on May 11, 2007).

4.25	Form of expense agreement related to each of Regions Financing Trust IV, Regions Financing Trust V, and Regions Financing Trust VI (included in Exhibit 4.24).

5.1	Opinion of Sullivan & Cromwell LLP as to the legality of the senior debt securities, subordinated debt securities, junior subordinated debt securities, stock purchase contracts, units, warrants, common stock, preferred stock and guarantees to be issued by Regions Financial Corporation.**

5.2	Opinion of Richards, Layton & Finger, P.A. as to the legality of the trust preferred securities to be issued by Regions Financing Trust IV.**

5.3	Opinion of Richards, Layton & Finger, P.A. as to the legality of the trust preferred securities to be issued by Regions Financing Trust V.**

5.4	Opinion of Richards, Layton & Finger, P.A. as to the legality of the trust preferred securities to be issued by Regions Financing Trust VI.**

8.1	Opinion of Sullivan & Cromwell LLP regarding certain tax consequences.*

12.1	Statement regarding the computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends (incorporated by reference to Exhibit 12 to the Registrant’s Annual Report on Form 10-K filed on February 19 2013).

23.1	Consent of Ernst & Young LLP.**

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).**

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1).*

23.4	Consent of Richards, Layton & Finger, P.A. related to Regions Financing Trust IV (included in Exhibit 5.2).**

23.5	Consent of Richards, Layton & Finger, P.A. related to Regions Financing Trust V (included in Exhibit 5.3).**

23.6	Consent of Richards, Layton & Finger, P.A. related to Regions Financing Trust VI (included in Exhibit 5.4).**

24.1	Power of Attorney.**

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas, as Trustee for the senior debt securities under the Senior Indenture.**

25.2	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas, as Trustee for the subordinated debt securities and the junior subordinated debt securities under the Subordinated Indenture.**

25.3	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas, as Property Trustee for the trust preferred securities under the Amended and Restated Declaration of Trust of Regions Financing Trust IV.**

25.4	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas, as Property Trustee for the trust preferred securities under the Amended and Restated Declaration of Trust of Regions Financing Trust V.**

25.5	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas, as Property Trustee for the trust preferred securities under the Amended and Restated Declaration of Trust of Regions Financing Trust VI.**

25.6	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas, as Guarantee Trustee under the Trust Preferred Securities Guarantee for the benefit of the holders of the trust preferred securities of Regions Financing Trust IV.**

25.7	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas, as Guarantee Trustee under the Trust Preferred Securities Guarantee for the benefit of the holders of the trust preferred securities of Regions Financing Trust V.**

25.8	Statement of Eligibility and Qualification of Trustee on Form T-1 under the Trust Indenture Act, as amended, of Deutsche Bank Trust Company Americas, as Guarantee Trustee under the Trust Preferred Securities Guarantee for the benefit of the holders of the trust preferred securities of Regions Financing Trust VI.**

*	To be filed by amendment or as an exhibit to a current or periodic report we file.
**	Filed herewith.

Item 17.  Undertakings

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on February 22, 2013.

REGIONS FINANCIAL CORPORATION

By:	/S/ O.B. GRAYSON HALL, JR.
	Name:	O.B. Grayson Hall, Jr.
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 22, 2013.

Signature	Title

/S/ O.B. GRAYSON HALL, JR. O.B. Grayson Hall, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ DAVID J. TURNER, JR. David J. Turner, Jr.	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ HARDIE B. KIMBROUGH, JR. Hardie B. Kimbrough, Jr.	Executive Vice President and Controller (Principal Accounting Officer)

* Earnest W. Deavenport, Jr.	Chairman of the Board and Director

* Samuel W. Bartholomew, Jr.	Director

* George W. Bryan	Director

* Carolyn H. Byrd	Director

* David J. Cooper, Sr.	Director

* Don DeFosset	Director

* Eric C. Fast	Director

* John D. Johns	Director

* James R. Malone	Director

* Ruth Ann Marshall	Director

* Susan W. Matlock	Director

* John E. Maupin, Jr.	Director

* Charles D. McCrary	Director

* John R. Roberts	Director

* Lee J. Styslinger III	Director

*	Fournier J. Gale, III, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.

By:	/S/ FOURNIER J. GALE, III
	Name:	Fournier J. Gale, III
	Title:	Attorney in Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on February 22, 2013.

REGIONS FINANCING TRUST IV

By:	REGIONS FINANCIAL CORPORATION, as depositor

	By:	/S/ CARL L. GORDAY
		Name:	Carl L. Gorday
		Title:	Assistant General Counsel and Assistant Secretary

REGIONS FINANCING TRUST V

By:	REGIONS FINANCIAL CORPORATION, as depositor

	By:	/S/ CARL L. GORDAY
		Name:	Carl L. Gorday
		Title:	Assistant General Counsel and Assistant Secretary

REGIONS FINANCING TRUST VI

By:	REGIONS FINANCIAL CORPORATION, as depositor

	By:	/S/ CARL L. GORDAY
		Name:	Carl L. Gorday
		Title:	Assistant General Counsel and Assistant Secretary